UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): May 24, 2006

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

             Delaware                  1-1200                  13-3696015
  (State or other jurisdiction       (Commission             (IRS Employer
        of incorporation)            File Number)           Identification No.)

           468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 860-5697

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 24, 2006, Euroweb International Corp. (the "Company") and Csaba Toro ("Toro") entered into a Severance Agreement (the "Agreement") in order to define the severance relationship between the two parties. The Company and Toro entered into an employment agreement (the "Employment Agreement") in February 2004, which was subsequently amended in September 2005. The Employment Agreement provided for an employment term through December 2008 which would have resulted in the payment of approximately $1,000,000 to Toro. In consideration for Toro agreeing to relinquish and release all rights and claims under the Employment Agreement including the payment of his annual salary, the Company has agreed to pay Toro $750,000. In addition, Toro has submitted his resignation as Chief Executive Officer and as a director of the Company effective June 1, 2006

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No. Description

      10.1        Severance Agreement by and between Euroweb International Corp.
                  and Csaba Toro

      99.1        Press Release

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        EUROWEB INTERNATIONAL CORPORATION


                                        By: /s/ MOSHE SCHNAPP
                                           -------------------------------------
                                        Name: Moshe Schnapp
                                        Title: President

Date: May 31, 2006
      Los Angeles, California